UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2004

Venture Financial Group, Inc.
(Exact Name of Registrant as specified in its charter)

Washington	0-24024	91 - 1277503
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

721 College Street SE
PO Box 3800
Lacey, Washington 98503
Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 360-459-1100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.

                       On October 21, 2004, Venture Financial Group, Inc. issued a press release with respect to financial results for the third quarter 2004. A copy of the press release is attached as Exhibit 99.

Item 9.01         Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.
99 Press Release

SIGNATURES

                       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                    VENTURE FINANCIAL GROUP, INC.
                                                                                                                     (Registrant)

Date: October 21, 2004                                                     By:                        Ken F. Parsons, Sr.
                                                                                                                    Ken F. Parsons, Sr., Chairman / Chief Executive Officer

FOR IMMEDIATE RELEASE	Contact: Cathy Reines
Chief Financial Officer
360.459.1100

Venture Financial Group Reports Third Quarter Earnings

THIRD QUARTER HIGHLIGHTS

  Excluding one-time gain in September 2003, Venture achieves largest quarterly net income in the Company's history
  Demand deposits and savings and interest bearing demand deposits increased 7% and 16%, respectively for the quarter; year-to-date demand deposit growth at 14%
  Loan growth continues - 12% year-to-date and 14% over September 30, 2003

Olympia, Wash., October 21, 2004 - Ken F. Parsons, Sr., CEO of Venture Financial Group, Inc. ("Venture" or "the Company"), parent company of Venture Bank (www.venture-bank.com) today announced third quarter net income of $2.19 million, a 16% increase over the same period in 2003, excluding a third quarter 2003 one-time net gain of $1.4 million on the sale of real estate. Excluding the gain in 2003, the $2.19 million represents the largest quarterly net income ever recorded by Venture Financial Group. Diluted earnings per share were $0.33 for the quarter ended September 30, 2004 compared to $0.48 for the quarter ended September 30, 2003. Excluding the 2003 gain, September 30, 2004 diluted earnings per share increased $0.05 or 18% over the adjusted September 30, 2003 diluted earnings per share of $0.28.

For the period ended September 30, 2004, total loans increased $42 million or 12% to $405 million from $363 million at December 31, 2003. Securities available for sale decreased $12 million or 14% to $73 million from $85 million at December 31, 2003. This decrease is due largely to principal paydowns on mortgage backed securities.

Demand deposits and interest bearing demand deposits increased 14% and 12% respectively during the year. Time deposits decreased 15% during the year. Management continues to focus on shifting its deposit base toward demand and interest bearing demand deposits.

"We continue to experience strong loan growth which has helped us to have another outstanding quarter," said Jon M. Jones, President. "Our team is doing a great job of capitalizing on opportunities in our market," continued Jones.

Operating Results

Net Interest Income
Net interest income for the third quarter of 2004 increased 8% to $6.5 million, from $6 million for the same period in 2003. This increase is due largely to the increase in loan volume.

Net interest income for the nine months ended September 30, 2004 increased $666,000 or 4% to $18.1 million from $17.4 million for the same period last year. Net interest income for the nine months ending September 30, 2003, excluding the discontinued small loan originations in Alabama, would have been $15.8 million. Excluding small loan income from the 2003 numbers, net interest income year-over-year increased $2.3 million or 15%.

Non-interest Income
Non-interest income decreased by $3 million or 59% to a total of $2 million for the quarter ended September 30, 2004 compared to $5 million for the same quarter in 2003. The income in 2003 included a one time gain on sale of repossessed property of $2.1 million. In addition, 2003 numbers include $600,000 in non-interest income related to the discontinued small loan operations in Alabama not included in 2004 non-interest income numbers. Finally, origination fees on mortgage loans sold decreased $635,000 quarter-over-quarter. This decrease is largely attributed to a reduction in the 1-4 family refinance market.

The nine months ending September 30, 2004 showed a decrease in non-interest income of $4 million or 42% compared to the previous year. As previously mentioned, 2003 income includes a one time gain on sale of repossessed property of $2.1 million. In addition, 2003 non-interest income includes $2.3 million of fees related to discontinued small loan originations in Alabama. Finally, origination fees on mortgage loans sold decreased $1.8 million for the nine months ending September 30, 2004 to 2003.

Non-interest Expense
Total non-interest expense decreased by $305,000 or 5% for the three months ended September 30, 2004 compared to the three months ended September 30, 2003. This cost savings is due to a decrease in salary and benefit expense of $171,000 related to reduced mortgage commission and a decrease of $206,000 in other expense which is attributed to the Company's continued focus on cost control in 2004.

Non-interest expense for the nine months ending September 30, 2004 decreased $1.9 million or 11% compared to the same period in 2003. This reduction is due to a decrease in salary and benefit expense of $785,000 resulting primarily from a reduction in mortgage commissions. In addition, the Company incurred $722,000 in marketing and branding costs earlier in 2003 not incurred in 2004.

Nonperforming Assets
 Nonperforming assets as a percentage of total assets was .51%, .82% and 0.99% as of September 30, 2004, December 31, 2003 and September 30, 2003 respectively. Nonperforming loans as a percentage of total loans was .41%, ..60% and 0.76% as of September 30, 2004, December 31, 2003 and September 30, 2003 respectively. Credit quality continues to be a focus of the Company.

Agreement to Sell Seven Branches
On June 24, 2004 the Company entered into agreement to sell seven of its branches. This transaction closed on October 8, 2004. Of the seven branches, one was in Thurston County, two were in Lewis County and four were in Grays Harbor County. Deposits transferred totaled $88 million. The Company retained all loans originated through the seven branches. The Company will benefit from an estimated $4 million net gain on the sale with an anticipated accretion to annual earnings per share of $0.10 going forward.

"This most recent transaction exemplifies our continued focus on shareholder value and the ongoing implementation of the Company's strategic plan," said Parsons.

Venture Financial Group, through its wholly owned subsidiary, Venture Bank has 13 financial centers in three western Washington Counties and one loan production/Venture Wealth Management office in Elma, Washington and offers a full spectrum of financial services including commercial, construction, residential and consumer lending, deposit products and wealth management services through its wholly-owned subsidiary Venture Wealth Management. Further information about the Bank may be found on the Internet at www.venture-bank.com.

Note Regarding Forward-Looking Information
This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including those set forth from time to time in each company's filings with the Securities and Exchange Commission (the "SEC"). You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Specific risks in this press release include whether the Company can realize anticipated accretion to earnings from the sale of its seven branches.

VENTURE FINANCIAL GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands, except per share amounts; unaudited)

	September 30	December 31	September 30
	2004	2003	2003
Assets
Cash and due from banks	$ 19,710	$ 19,048	$ 17,969
Interest bearing deposits in banks	70	213	985
Federal funds sold	0	5,530	3,600
Securities available for sale, at fair value	73,252	84,878	86,646
Securities held to maturity, at amortized cost	504	505	504
FHLB Stock	1,196	1,156	1,139
Loans held for sale	1,995	4,138	6,141
Loans	405,377	363,493	355,936
Allowance for credit losses	7,356	7,589	7,787

Net loans	398,021	355,904	348,149

Premises and equipment	12,934	12,112	11,919
Foreclosed real estate	1,052	1,996	2,256
Accrued interest receivable	1,910	1,824	1,967
Cash value of life insurance	13,565	13,113	12,958
Intangible assets	11,625	11,597	11,626
Other assets	1,523	1,886	1,251
Total assets	$537,357	$513,900	$507,110

Liabilities
Deposits:
Demand	$ 92,681	$ 81,344	$ 86,328
Savings and interest bearing demand	204,642	182,545	176,617
Time deposits	100,727	118,334	122,143
Total deposits	398,050	382,223	385,088
Federal funds purchased	450	0	0
Short term borrowing	46,026	34,394	24,821
Long term debt	34,589	42,000	42,000
Accrued interest payable	422	174	444
Other liabilities	5,137	6,436	6,529
Total liabilities	484,674	465,227	458,882
Stockholders' Equity
Common stock, (no par value); 10,000,000 shares authorized,	23,966	25,289	26,458
shares issued and outstanding: September 2004 - 6,541,063
December 2003 - 6,474,245; September 2003 - 6,527,873
Retained earnings	28,307	23,254	21,534
Accumulated other comprehensive income (loss)	410	130	236
Total stockholders' equity	52,683	48,673	48,228
Total liabilities and stockholders' equity	$537,357	$513,900	$507,110

Other Data
Nonperforming assets to total assets	.51%	.82%	0.99%
Nonperforming loans to loans	.41%	.60%	0.76%
Allowance for credit losses to loans	1.81%	2.06%	2.15%
Allowance for credit losses to nonperforming loans	438.12%	344.02%	283.27%

Equity to Assets	9.80%	9.47%	9.51%
Net interest margin	5.57%	6.13%	6.41%

VENTURE FINANCIAL GROUP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts; unaudited)

	Three months ended		Nine months ended
	September 30		September 30
	2004	2003	2004	2003
Interest Income
Loans	$7,358	$6,944	$20,795	$22,615
Federal funds sold and deposits in banks	7	30	20	60
Investments	794	545	2,468	1,244
Total interest income	8,159	7,519	23,283	23,919

Interest Expense
Deposits	1,060	1,116	3,080	3,545
Federal funds purchased	2	0	2	0
Other	588	391	1,587	1,130
Total interest expense	1,650	1,507	4,669	4,675

Net interest income	6,509	6,012	18,614	19,244

Provision for credit losses	282	654	557	1,853
Net interest income after provision
for credit losses	6,227	5,358	18,057	17,391

Non-interest income
Service charges on deposit accounts	1,053	932	3,007	2,787
Origination fees on mortgage loans sold	285	920	935	2,768
Other operating income	768	3,303	1,948	4,615
Total non-interest income	2,106	5,155	5,890	10,170

Non-interest expense
Salaries and employee benefits	3,027	3,198	8,624	9,409
Occupancy and equipment	885	813	2,603	2,531
Other expense	1,430	1,636	4,164	5,338
Total non-interest expense	5,342	5,647	15,391	17,278

Operating income before income taxes	2,991	4,866	8,556	10,283

Provision for income taxes	804	1,571	2,571	3,252

Net income	$2,187	$3,295	$ 5,985	$ 7,031

Other comprehensive income, net of tax:
Unrealized holding gains (losses) on securities
arising during the period	602	(443)	280	(297)

Comprehensive Income	$2,789	$2,852	$ 6,265	$ 6,734

Earnings per Share Data
Basic earnings per share	$ 0.34	$ 0.51	$ 0.92	$ 1.07
Diluted earnings per share	$ 0.33	$ 0.48	$ 0.90	$ 1.02
Dividends declared per share	$ 0.05	$ 0.05	$ 0.14	$ 0.11

Weighted average number of common shares	6,525,881	6,520,880	6,477,238	6,579,059

Weighted average number of common shares,
Including dilutive stock options	6,695,004	6,853,565	6,641,764	6,889,689

Performance Ratios
Return on average assets (annualized)	1.65%	2.71%	1.53%	1.98%
Return on average equity (annualized)	17.20%	28.20%	16.06%	20.54%